UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 12, 2014

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-16075	86-0449546
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1065 Avenue of the Americas, 30th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Witten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The annual meeting of the stockholders of Sequential Brands Group, Inc. (the “Company”) was held on June 12, 2014. There were 24,700,578 shares of common stock entitled to be voted, and 18,308,333 shares present in person or represented by proxy at the annual meeting. Three items of business were acted upon by stockholders at the annual meeting: (1) election of two Class III members of the board of directors for a three-year term, (2) ratification of the appointment of CohnReznick LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014, and (3) approval, on an advisory basis, of the compensation of the Company’s named executive officers.

(b) The stockholders (i) elected each of the Company’s nominees for director,; (ii) ratified the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014,; and (iii) approved, on an advisory basis, compensation of the Company’s named executive officers.

The voting results were as follows:

Proposal 1 - Election of Two Class III Directors

	Number of	Number of		Broker
Names	Votes For	Votes Against	Abstentions	Non-Votes
Al Gossett	11,763,826	5,503,898	1,200	1,039,409

Aaron Hollander	17,267,717	7	1,200	1,039,409

Proposal 2 - To Ratify the Selection of CohnReznick LLP as the Company's Independent Registered Public Accounting Firm for the Year Ending December 31, 2014

For	18,307,120
Against	7
Abstentions	1,206
Broker Non-Votes	-0-

Proposal 3 - To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers

For	14,566,678
Against	2,697,413
Abstentions	4,833
Broker Non-Votes	1,039,409

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENTIAL BRANDS GROUP, INC.

	By:	/s/ YEHUDA SHMIDMAN
Name: Yehuda Shmidman
Title: Chief Executive Officer

Date: June 12, 2014

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